Exhibit 10.22

AMENDMENT TO EXISTING AGREEMENTS

This AMENDMENT TO EXISTING AGREEMENTS (the “Amendment”) is entered into as of May 18, 2006, between U.S. Auto Parts Network, Inc., a Delaware corporation (“Borrower”) and East West Bank (“Lender”), with reference to the following facts:

A.	Borrower and Lender are parties to that certain Business Loan Agreement, dated as of February 24, 2006, with respect to Loan No: 3000071 (the “Term Loan Agreement”; capitalized terms used in this Amendment and not expressly defined shall have the meaning ascribed such terms in the New Loan Agreement, as defined below);

B.	Borrower and Lender are parties to that certain Business Loan Agreement, dated as of February 24, 2006, with respect to Loan No: 2001669 (the “Revolving Loan Agreement”);

C.	Borrower and Lender are parties to that certain Commercial Security Agreement, dated as of February 24, 2006, with respect to Loan No: 2001669 (the “Security Agreement”);

D.	Concurrently herewith, Borrower and Lender are entering into a loan agreement (the “New Loan Agreement”), with respect to Lender’s Loan No: 3000082, in the principal amount of $22,000,000, in connection with Borrower’s proposed acquisition of all shares of capital stock of the Target Companies, are executing a promissory note evidencing such loan (the “New Note”), and entering into a security agreement with respect to Loan Nos. 3000082, 3000071, and 2001669 (together, the “New Security Agreement”); and

E.	The parties now desire to amend and restate the Security Agreement as set forth herein, and to modify certain terms of the Term Loan Agreement, the Revolving Loan Agreement and the related Promissory Note dated January 6, 2003, in the principal amount of $5,000,000, as modified by subsequent Change in Terms Agreements (the “Existing Note”) as set forth herein.

NOW, THEREFORE, in consideration of the promises set forth herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows effective as of the date hereof:

1. Modification of Certain Terms of the Term Loan Agreement and Revolving Loan Agreement: Those sections of the Term Loan Agreement and Revolving Loan Agreement entitled “REPRESENTATIONS AND WARRANTIES,” “AFFIRMATIVE COVENANTS,” “LENDER’S EXPENDITURES,” “NEGATIVE COVENANTS,” “DEFAULT” AND “EFFECT OF DEFAULT” are hereby deleted in their entirety and are replaced and superseded in their entirety by Articles IV, VI and VII of the New Loan Agreement, which are incorporated in the Term Loan Agreement and the Revolving Loan Agreement by reference.

2. Modification of the Definitions Sections of the Term Loan Agreement and Revolving Loan Agreement:

(a)	The following definition of “Indebtedness” set forth in that section of each of the Term Loan Agreement and the Revolving Loan Agreement entitled “DEFINITIONS” and which currently reads:

“Indebtedness. The word “Indebtedness” means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents.”

is hereby amended to read in full as follows:

“Indebtedness. The word “Indebtedness” means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents. Without limiting the generality of the foregoing, the term “Indebtedness” shall specifically include all principal and interest, together with all indebtedness and costs and expenses, with respect to Loan Nos: 3000082, 3000071, and 2001669.”

(b)	The following definition of “Loan” set forth in that section of each of the Term Loan Agreement and Revolving Loan Agreement entitled “DEFINITIONS” and which currently reads:

“Loan. The term “Loan” means any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or on any exhibit or schedule attached to this Agreement from time to time.”

is hereby amended to read in full as follows:

“Loan. The term “Loan” means any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or on any exhibit or schedule attached to this Agreement from time to time. Without limiting the generality of the foregoing, the term “Loan” specifically includes Loan Nos: 3000082, 3000071, and 2001669.”

(c)	The following definition is hereby added, in alphabetical order, to that section of each of the Term Loan Agreement and the Revolving Loan Agreement entitled “DEFINITIONS”:

“Sellers’ Note. The words “Sellers’ Note” mean that certain promissory note in the principal amount of $5,000,000.00, issued by Borrower pursuant to that certain Acquisition Agreement dated May 19, 2006, with respect to Borrower’s acquisition of the Shares in the Company (as such terms are defined therein).”

3. Modification of the Note: The section of the Existing Note entitled “DEFAULT” is hereby deleted in its entirety and is replaced and superseded in its entirety by Section 6 of the New Note, which is incorporated in the Existing Note by reference.

4. Modification of Revolving Loan Amount: The principal amount of the loan set forth in the Revolving Loan Agreement and the Related Documents (as defined in the Revolving Loan Agreement) which is currently equal to Five Million Dollars ($5,000,000.00), is hereby increased to Seven Million Dollars ($7,000,000.00). Accordingly, the note evidencing the Revolving Loan Agreement shall be subject to the Changes in Terms Agreement attached hereto as Exhibit “A”, which shall be executed and delivered by Borrower concurrently with Borrower’s execution and delivery of this Amendment.

5. Amendment of Security Agreement: The Security Agreement is hereby amended and restated in its entirety by the terms of the New Security Agreement.

6. Conforming Changes: To the extent that the Term Loan Documents and the Revolving Loan Documents shall contain terms inconsistent with the modifications to the Term Loan Agreement, Revolving Loan Agreement or the Existing Note as set forth in this Amendment, then any such terms shall be deemed amended to conform to the terms hereof.

7. Miscellaneous: Except as expressly amended hereby, the terms of the Term Loan Agreement, the Revolving Loan Agreement and Existing Note (and such other terms contained in the Revolving Loan Documents and the Term Loan Documents to the extent modified hereby) shall remain unchanged, and in full force in effect.

8. Construction of Amendment: The titles and headings of the paragraphs of this Amendment have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of such paragraphs and shall not be given any consideration in the construction of this Amendment.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

“Lender”:		“Borrower”:

EAST WEST BANK		U.S. AUTO PARTS NETWORK, INC.
a Delaware corporation

By:	/s/ Mark H. Lee	By:	/s/ Mehran Nia
Name:	Mark H. Lee	Name:	Mehran Nia
Title:	FUP	Title:	CEO

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